Exhibit 10.1

GROWBLOX SCIENCES, INC.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated May 12, 2015 is made effective as of June 8, 2015 (the “Effective Date”), by and among Growblox Sciences, Inc., a Delaware corporation (the “Company”), and Pacific Leaf Ventures, LP (the “Investor”).

WHEREAS, the Company wishes to issue and sell to the Investor and the Investor wishes to buy from the Company a Secured Convertible Promissory Note in the principal amount of $1,750,000, convertible into shares of the Company’s Common Stock, par value $.0001 per share, at a conversion price of $0.50 per share (the “Note”), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	AUTHORIZATION AND SALE OF NOTE

1.1           Authorization of Shares.  The Company has authorized (a) the sale and issuance to the Investor of the Note and (b) the issuance of such shares of Common Stock to be issued upon conversion of the Note (the “Conversion Shares”).  The Note shall be in the form attached hereto as Exhibit A.

1.2           Initial Advance.  Subject to the terms and conditions hereof, at the Initial Closing, the Company shall issue the Note to the Investor, and the Investor shall advance the Company a loan in the principal amount of $100,000 (the “Initial Advance”) which shall be evidenced by the Note.

1.3           Closing.  The closing of the sale and purchase of the Note under this Agreement and the Initial Advance thereunder  (the “Initial Closing”) shall take place at 1:00 p.m. on the Effective Date of this Agreement, at the offices of Fox Rothschild LLP, 100 Park Avenue, New York, NY 10017 or at such other time or place as the Company and the Investor may mutually agree (the date of the Initial Closing or any Additional Closing (defined below), as applicable, is hereinafter referred to as the “Closing Date”).  At the Initial Closing, subject to the terms and conditions hereof, the Company will deliver to the Investor the Note to be purchased by the Investor, against receipt by the Company of the proceeds of the Initial Advance by check made payable to the order of, or wire transfer to, the Company in accordance with the wire instructions included as Exhibit B to this Agreement.

1.4           Subsequent Advances Under the Note.  From time to time as set forth on Schedule 1.4 to this Agreement, the Investor shall make additional advances to the Company under the Note (“Advances”) in an amount up to an additional $1,650,000 in the aggregate.  All such Advances made at any additional closing (each an “Additional Closing” and each of the Initial Closing and Additional Closing, as applicable, being referred to herein as a “Closing”), shall be made on the terms and conditions set forth in this Agreement, and the representations and warranties of the Company set forth in Section 2 hereof shall speak as of the Closing Date for the Additional Closing.  The obligation of the Investor to make an Advance at any Additional Closing shall be subject to the satisfaction by the Company of all conditions to closing set forth in Section 4 as of the Closing Date of such Additional Closing.

1.5           Use of Proceeds.  The proceeds of the Initial Advance and all other Advances under the Note shall be used solely for (i) the acquisition and installation of equipment and other hard assets dedicated to the cultivation of cannabis by GB Sciences Nevada LLC, a Nevada limited liability company and a majority owned subsidiary of the Company (“GBS Nevada”) in an amount and manner that complies in all respects with all legal requirements of the State of Nevada, including, without limitation, by obtaining and/or complying with, all applicable licenses, permits and approvals of all governmental authorities in the State of Nevada (collectively, “Nevada Legal Requirements”); (ii) the acquisition and installation at a facility owned and operated by GBS Nevada that will house equipment and other hard assets dedicated to the extraction of oils and other constituents present in cannabis in an amount and manner complying in all respects with Nevada Legal Requirements; and (iii) such other tenant improvements at a facility owned and operated by GBS Nevada as may be reasonably necessary to improve the output and profitability of the cannabis cultivation and extraction operations of GBS Nevada.  Unless explicitly authorized in writing by Investor, no part of the proceeds from the sale of the Note shall be used to fund the overhead, management, or operational expenses of the Company, GBS Nevada, or any other person or entity.

1.6           Conversion Shares.  The Conversion Shares shall be issuable in accordance with the terms of the Note and upon completion of a Notice of Conversion substantially in the form of Exhibit C.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on a Schedule of Exceptions delivered by the Company to the Investor at the Initial Closing, the Company hereby represents and warrants to the Investor that:

2.1           Organization and Standing; Qualifications.  The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, and to carry on its business as conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in Nevada and in each other jurisdiction in which the failure to so qualify could, singly or in the aggregate, have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in (i) the business, operations, financial condition, results of operations, properties, prospects, assets or liabilities of GBS Nevada, or the Company and its Subsidiaries (defined below) taken as a whole, or (ii) on the authority or ability of the Company to perform its obligations under this Agreement, the Note, the Security Agreement in the form of Exhibit D, and the other agreements, instruments and documents contemplated hereby (collectively, the “Transaction Documents”). For the avoidance of doubt, a “Material Adverse Effect” shall include, without limitation, any such material adverse effect occurring as a result of (i) a change in any law or legal requirement or the enforcement thereof, (ii) any loss by GBS Nevada of any license or permit necessary for the conduct by the Company or GBS Nevada of its business or proposed business, or (iii) any failure by the Company or GBS Nevada to comply in any material respect with Nevada Legal Requirements.

2.2           Corporate Power.  The Company has all requisite power and authority to execute and deliver this Agreement, to sell and issue the Note hereunder, to issue the Conversion Shares and to carry out and perform its obligations under the terms of this Agreement and each of the Transaction Documents.

2.3           Authorization.

2.3.1              All corporate action on the part of the Company, its officers, directors and stockholders, necessary for (i) the authorization, execution and delivery of the Agreement by the Company, (ii) the authorization, sale, issuance and delivery of the Note and the Conversion Shares, and (iii) the performance of all of the Company’s obligations under the Transaction Documents, has been taken.  This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

2.3.2              The Note, when sold, issued and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable, and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the Note may be subject to restrictions on transfer under state and/or federal securities laws.  The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Note, will be duly and validly issued, fully paid, and non-assessable and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws.

2.4           Capitalization.  The capitalization of the Company is as follows:

2.4.1              The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock.

2.4.2              As of May 6, 2015, the issued and outstanding capital stock of the Company consisted of 36,272,929 shares of Common Stock.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

2.4.3              As of May 6, 2015, the Company had (a) 3,000,000 shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Company's 2007 and 2008 Stock Option Plans (the “Option Plans”) and (b) 22,875,440 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.

2.4.4              As of May 6, 2015, the Company had 2,720,401 shares of Common Stock available for future grant under the Option Plans.

2.4.5              As of May 6, 2015, the Company had outstanding convertible promissory notes convertible into -0- shares of Common Stock.

With the exception of the foregoing in this Section 2.4, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

2.5           Subsidiaries.  Except for GBS Nevada, Growblox Sciences Puerto Rico, LLC, and the other entities listed on Schedule 2.5 of the Schedule of Exceptions (the “Subsidiaries”), the Company does not have any Subsidiaries, and the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.  Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation.  Each Subsidiary has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a Material Adverse Effect.

2.6           Non-Contravention.  The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not (i) contravene or conflict with any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any Subsidiary, or the bylaws of the Company; (ii) assuming the accuracy of the representations and warranties made by the Investor in Section 3 hereof, constitute a violation in any respect of any provision of any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary; or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) or require any consent under, give rise to any right of termination, amendment, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any Subsidiary is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or any Subsidiary under, any contract to which the Company or any Subsidiary is a party or any permit, license or similar right relating to the Company or any Subsidiary or by which the Company or any Subsidiary may be bound or affected.

2.7           Compliance with Law and Charter Documents; Regulatory Permits.  Neither the Company nor any Subsidiary is in violation or default of any provisions of its certificate of incorporation, bylaws or similar organizational document, as applicable.  The Company and each Subsidiary have materially complied and are currently in material compliance with all applicable judgments, decrees, statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s or each Subsidiary’s business or property, and the neither Company nor any Subsidiary has received notice that it is in violation of any statute, rule or regulation of any governmental authority applicable to it.

Neither the Company nor any Subsidiary is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company and any Subsidiary are bound, which default would be reasonably likely to have a Material Adverse Effect.  The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business as described in the SEC Documents (as defined below), except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

2.8           SEC Documents.

2.8.1              Reports.  The Company has filed in a timely manner all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.  The Company has filed on the SEC’s EDGAR system, prior to the date hereof, its Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (the “Form 10-K”), its quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2014, June 30, 2014 and December 31, 2014 (the “Form 10-Qs”), and any Current Report on Form 8-K (“Form 8-Ks”) required to be filed by the Company with the SEC for events occurring during the two (2) years prior to the date hereof (the Form 10-K, Form 10-Qs and Form 8-Ks, together with all exhibits, schedules and other attachments that are filed with such documents, are collectively referred to herein as the “SEC Documents”).  Each SEC Document, as of its date (or, if amended or superseded by a filing prior to the Initial Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Each SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”), during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), correspond to the books and records of the Company and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended.  The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date of this Agreement and to which the Company is a party or by which the Company is bound which has not been previously filed or incorporated by reference as an exhibit to the SEC Documents.

2.8.2              Sarbanes-Oxley.  The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 as of the date hereof.  Such certifications contain no exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy of such certifications.  The Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the SEC.

2.9           Absence of Certain Changes.  Except as set forth in the SEC Documents, since December 31, 2014, the business and operations of the Company and each Subsidiary have been conducted in the ordinary course consistent with past practice, and there has not been:

2.9.1              any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company;

2.9.2              any repurchase, redemption or other acquisition by the Company of any outstanding shares of the Company’s capital stock;

2.9.3              any reduction in the Company’s ownership interest in, or distribution rights as a member of, GBS Nevada;

2.9.4              any damage, destruction or loss to the Company’s or any Subsidiary’s properties or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

2.9.5              any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

2.9.6              any material change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC;

2.9.7              any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company, any Subsidiary or any of their assets or properties are bound or subject that could be expected to have a Material Adverse Effect;

2.9.8              any other event or condition of any character, except for such events and conditions that have not resulted, and are not reasonably expected to result either individually or collectively, in a Material Adverse Effect;

2.9.9              any sale of any assets, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business; or

2.9.10            any capital expenditures, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business.

2.10           Intellectual Property.  To the Company’s knowledge, the Company and each Subsidiary own or possess sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, or other intellectual property (collectively, “Intellectual Property”), which are necessary to conduct their business as currently conducted, except where the failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Effect.  To the Company’s knowledge, neither the Company nor any Subsidiary has infringed any patents of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and no patent owned or licensed by the Company or any Subsidiary is unenforceable or invalid.  To the Company’s knowledge, there is no claim, action or proceeding against the Company or any Subsidiary with respect to any Intellectual Property.  The Company has no actual knowledge of any infringement or improper use by any third party with respect to any Intellectual Property of the Company or any Subsidiary which would reasonably be expected to result in a Material Adverse Effect.  The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of such of its Intellectual Property as the Company is required to keep secret.  None of the Company’s Intellectual Property has expired or terminated.  All of the patent assignments concerning the Intellectual Property which are of record in the United States Patent and Trademark Office as to which the Company is the assignee are believed to be valid and binding obligations of the assignor(s).

3.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company as follows:

3.1           Experience. The Investor understands that the Note and the Conversion Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Note as principal for its own account and not with a view to or for distributing or reselling such Note or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Note in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Note in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Investor’s right to sell the Note pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

3.2          Restricted Securities. The Investor understands that the Note and the Conversion Shares issuable upon conversion of the Note may only be sold pursuant to an effective registration statement or a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the offering and sale of the Note is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Investor contained in this Agreement. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

3.3           Investor Status.  At the time such Investor was offered the Note, it was, and as of the date hereof it is, and on each date on which it converts the Note it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

3.4           Experience of Investor.  The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment.  Investor is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.  Investor represents and warrants that Investor has only relied on information set forth in the SEC Documents and this Agreement in connection with Investor's investment in the Note.

3.5 Ability to Bear Risk. The Investor understands and agrees that purchase of the Note is a high risk investment and the Investor is able to afford an investment in a speculative venture having the risks and objectives of the Company, including a risk of total loss of such investment. The Investor has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Investor’s overall commitment to investments which are not readily marketable is not excessive in view of the Investor’s net worth and financial circumstances and the purchase of the Note will not cause such commitment to become excessive. This investment is a suitable one for the Investor. The Investor must bear the substantial economic risks of the investment in the Note indefinitely because neither the Note nor the Conversion Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

3.6           Approval. The   Purchaser understands that neither the SEC nor any state securities commission has approved or disapproved of the sale of the Note or Conversion Shares or passed upon or confirmed the accuracy or determined the accuracy of the Company’s representations and warranties set forth in this Agreement.

3.7           Disclosure of Information.  The Investor further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Note and the business, prospects, properties and financial condition of the Company.

3.8           Legends. It is understood that the certificates evidencing the Note and the Conversion Shares may bear one or all of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

Any other legend required by the securities laws of the State of Delaware.

3.9           Authorization.  The execution, delivery and performance by the Investor of the Agreement has been duly authorized by all requisite action of the Investor.  The Agreement, when executed and delivered by the Investor, shall constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

4.	INVESTOR’S CONDITIONS TO CLOSING

The Investor’s obligation to make the Initial Advance under the Note at the Initial Closing,  and to make additional Advances under the Note at each other Closing is, at the option of the Investor, subject to the fulfillment of the following conditions on or before each such Closing:

4.1           Representations and Warranties True and Correct.  The representations and warranties made by the Company in Section 2 hereof shall be true and correct as of such Closing, with the same effect as if made as of such Closing.

4.2           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Closing shall have been performed or complied with.

4.3           Compliance with Nevada Legal Requirement.  The business and operations of the Company and GBS Nevada shall be in compliance with all Nevada Legal Requirements.

4.4           No Material Adverse Effect. No Material Adverse Effect shall have occurred.

4.5           Security Agreement.  The Security Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the Company and GBS Nevada and pursuant thereto the Investor shall have a valid, first priority, continuing security interest (i) in all of the interest of the Company and GBS Nevada in the cultivation and extraction equipment and other hard assets to be acquired with the proceeds of the sale of the Note and (ii) in all of the interest of the Company in the present and future cash flow of GBS Nevada.

5.	COMPANY’S CONDITIONS TO EACH CLOSING

The Company’s obligation to sell and issue the Note to the Investor at the Initial Closing and to make additional borrowings under the Note at each other Closing, is, at the option of the Company, subject to the fulfillment of the following conditions as of such Closing:

5.1           Representations and Warranties True and Correct.  The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct at such Closing.

5.2           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to such Closing shall have been performed or complied with.

5.3           Advance Made. The Investor shall have advanced to the Company the principal amount of the loan to be made at such Closing.

6.	COVENANTS.

6.1           Reserve for Conversion Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Note and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Note from time to time outstanding or otherwise to comply with the terms of this Agreement.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Note or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.  The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental authority that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Note.

6.2           Relationship With GBS Nevada.  Until all amounts outstanding under the Note have been repaid in full, the Company shall not, without the written approval of Investor, allow any reduction of its membership interest or distribution rights in GBS Nevada.

6.3           Inspection and Information Rights.

6.3.1              Inspection Rights.  Investor (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during usual business hours, to inspect the books and records of the Company and each Subsidiary and to make copies thereof, and the right to check, test, and inspect all equipment, materials, and facilities of the Company and each Subsidiary.

6.3.2              Financial Information.  The Company shall deliver to Investor:  (a) within thirty (30) days after the end of each calendar quarter, a Company prepared balance sheet, income statement and cash flow statement covering operations and finances of the Company during such period, certified by a responsible officer; and (b) within one hundred twenty (120) days of the end of the fiscal year of the Company, audited financial statements of the Company prepared in accordance with generally accepted accounting principles, consistently applied.

6.4           Further Assurances.  The Company shall cure promptly any defects in the creation and issuance of the Note and the Conversion Shares, and in the execution and delivery of the Transaction Documents.  The Company, at its expense, shall execute and deliver promptly to the Investor upon request all such other and further documents, agreements and instruments as may be reasonably necessary to permit the Company to comply with its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be necessary or appropriate in connection therewith.

6.5           Regulation D Filings. The Company shall file on a timely basis all notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the transactions contemplated by this Agreement.

6.6           Piggyback Registrations.

6.6.1              Right to Include Conversion Shares.  Each time that the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a stockholder or stockholders, other than Registration Statements on Forms S-4 or S-8 (or similar or successor forms) (a “Proposed Registration”), the Company shall promptly give written notice of such Proposed Registration to the Investor (which notice shall be given in no event less than ten (10) days prior to the expected filing date of the Proposed Registration) and shall offer Investor the right to request inclusion of any of such Investor’s Conversion Shares in the Proposed Registration.  The rights to piggyback registration may be exercised on an unlimited number of occasions.

6.6.2              Piggyback Procedure.  The Investor shall have twenty (20) days from the date of receipt of the Company’s notice referred to in Section 6.6.1 above to deliver to the Company a written request specifying the number of Conversion Shares such Investor intends to sell and such Investor’s intended method of disposition.  The Investor shall have the right to withdraw such Investor’s request for inclusion of Investor’s Conversion Shares in any Proposed Registration pursuant to this Section 6.6 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within less than one full business day prior to the date the Proposed Registration is scheduled to become effective.

Subject to Section 6.6.4 below, the Company shall use its reasonable best efforts to include in such Proposed Registration all such Conversion Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered.

6.6.3              Selection of Underwriters.  The managing underwriter for any Proposed Registration that involves an underwritten public offering shall be one or more reputable nationally recognized investment banks selected by the Company.

6.6.4              Priority for Piggyback Registration.

6.6.4.1              Notwithstanding any other provision of this Section 6.6, if the managing underwriter of an underwritten public offering determines and advises the Company and the Investor in writing that the inclusion of all Conversion Shares proposed to be included by the Investor in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company’s securities in the Proposed Registration, then the Investor shall not be permitted to include any Conversion Shares in excess of the amount, if any, of Conversion Shares which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company.  The securities to be included in a Proposed Registration initiated by the Company shall be allocated: first, to the Company; second, to the Investor, and third, to any others requesting registration of securities of the Company.

6.6.4.2              Notwithstanding any portion of the foregoing to the contrary, in no event shall the shares to be sold by the Investor be reduced below twenty percent (20%) of the total amount of securities included in the Proposed Registration.  No stockholder of the Company shall be granted piggyback registration rights which would reduce the number of shares to be included by the Investor in such registration without the consent of the Investor.

6.6.4.3              If as a result of the provisions of this Section 6.4, the Investor shall not be entitled to include more than 50% of its Conversion Shares in a registration that such Investor has requested to be so included, such Investor may withdraw such Investor’s request to include Conversion Shares in such Proposed Registration.

6.6.5              Underwritten Offering. In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 6.6 shall specify that the Conversion Shares be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through the underwriters under such registration.  Notwithstanding the foregoing, in the event that the managing underwriter in any underwritten public offering shall notify the Company that inclusion of all or any portion of the Conversion Shares in such Proposed Registration would, in its opinion, adversely affect the potential success of such public offering and the marketability of the securities offered for the account of the Company, the Company may, upon written notice to the Investor, exclude all or a portion of the Conversion Shares from such Proposed Registration, as requested by such managing underwriter; provided, that (a) if any other Common Stock or securities convertible into or exercisable for Common Stock are also intended to be offered for resale by any other selling stockholder(s) in such Proposed Registration (the “Other Registrable Securities”), such Other Registrable Securities shall similarly be excluded from such Proposed Registration, and (b) if the Company or such managing underwriter shall permit a portion of the Conversion Shares and Other Registrable Securities to be included in the Proposed Registration (collectively, the “Permitted Selling Shares”), then the Investor shall be entitled to include in the Proposed Registration a pro-rata portion of the Conversion Shares (determined by the amount by which the number of Conversion Shares to be included bears to the total number of all Permitted Selling Shares).

6.6.6              Statutory Cutback.  Notwithstanding the foregoing, if the Company determines and advises the Investor in writing that the inclusion of all securities proposed to be included by the Investor in any Proposed Registration would materially and adversely interfere with the potential effectiveness of such Proposed Registration, whether as a result of the interpretation of Rule 415 promulgated under the Securities Act, or otherwise, then the Investor shall not be permitted to include any securities in excess of its pro rata amount (vis-à-vis all other investors as a whole), if any, of securities which the Company shall reasonably and in good faith agree in writing to include in such offering.

7.	INDEMNIFICATION.

The Company hereby agrees to indemnify, exonerate and hold harmless the Investor and each of its officers, directors, employees and agents (collectively herein called the “Indemnitees” and individually called an “Indemnitee”), from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorney’s fees and disbursements (collectively herein called the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company in this Agreement or any other Transaction Document, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

8.	MISCELLANEOUS

8.1           Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without giving effect to principles of conflicts of law, as applied to agreements entered into among Delaware State residents to be performed entirely within Delaware.  Each party hereto irrevocably and unconditionally (i) agrees that any action, suit or claim brought hereunder must be brought in the courts of the United States in the State of Delaware or the state courts of the State of Delaware which shall serve as the exclusive jurisdiction and venue for any and all disputes arising out of and/or relating to this Agreement; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

8.2           Successors and Assigns.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including to any transferee of the Note or Conversion Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3           Amendment.  Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Company and the Investor.  Any amendment or waiver affected in accordance with this Section 8.3 shall be binding upon the Company and each holder of any securities subject to this Agreement (including securities into which such securities are convertible) and future holders of all such securities.  The Investor may waive its rights or the Company’s obligations with respect to the Note hereunder without obtaining the consent of any other natural person or Person.

8.4           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth in the Company records, or (c) when received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method.  In each case notice shall be sent to the addresses set forth on the Company’s records or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties hereto.

8.5           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

8.6           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

8.7           Titles and Subtitles . The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.8           Survival of Agreement. All covenants and agreements made in this Agreement shall survive the execution and delivery hereof and the issuance, sale and delivery of the Note, and the issuance and delivery of the Conversion Shares.  For the avoidance of doubt, the representations and warranties made in this Agreement shall not survive the execution and delivery hereof.

8.9           Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.10           Facsimile/PDF Signatures.  This Agreement may be executed and delivered by facsimile or PDF and, upon such delivery, the facsimile or PDF will be deemed to have the same effect as if the original signature had been delivered to the other party.  The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

8.11           Entire Agreement.  This Agreement, together with the Exhibits hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement on the day and year first set forth above.

GROWBLOX SCIENCES, INC.

By:
Name:
Title:

PACIFIC LEAF VENTURES, LP

By:
Name:
Title:

EXHIBIT A

Form of Secured Convertible Promissory Note

EXHIBIT B

Company Wire Instructions

EXHIBIT C
NOTICE OF CONVERSION

The undersigned hereby elects to convert $__________ principal amount of the Secured Convertible Promissory Note of Growblox Sciences, Inc. a Delaware corporation (the “Company”), into shares of Common Stock (“Common Stock”) of the Company according to the conditions hereof, as of the date written below.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that (check one):

______	its ownership of the Common Stock does not exceed the amount specified under Section 5B of the Note, as determined in accordance with Section 13(d) of the Exchange Act.

______	immediately prior to giving effect to this Notice of Conversion, it owns more than 4.99% of the outstanding shares of Common Stock, as determined in accordance with Section 5B of the Note.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock pursuant to any prospectus.

Conversion calculations: Date to Effect Conversion:	_____________________________

Principal Amount of Note to be Converted:	_____________________________

Number of shares of Common Stock to be issued:

Signature:	_____________________________

Name:	_____________________________

Address for Delivery of Common Stock Certificates:

__________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________

EXHIBIT D

Security Agreement

SCHEDULE 1.4

ADDITIONAL CLOSINGS

Date of Additional Closing	Principal Amount of Note to be Advanced
Within 30 days following Initial Closing	$600,000
Within 60 days following Initial Closing	$700,000
Within 90 days following Initial Closing	$350,000
Total	$1,650,000